Exhibit 8.1

Execution Version

October 8, 2026

PBT Land and Minerals, Inc.
400 Pine Street, Suite 1010

Abilene, TX, 79601

Ladies and Gentlemen:

We have acted as counsel to PBT Land and Minerals, Inc., a Texas corporation (“the Company”), with that certain Combination Agreement, dated as of July 28, 2026 and as may be amended from time to time (the “Combination Agreement”), by and among, the Company, PBT Sub, Inc., a Texas corporation, PBT Land and Minerals OpCo, LLC, a Texas limited liability company, Blackbeard Holdings, LLC, a Delaware limited liability company, Blackbeard Security Holdings, LLC, a Texas limited liability company (“Blackbeard Security”), and Greybeard Energy, LLC, a Delaware limited liability company (“Greybeard”). In connection and concurrently with the transactions contemplated by the Combination Agreement, Unitholders will contribute cash to the Company in exchange for Class A Shares pursuant to (i) that certain Rights Offering (the “Rights Offering”) described in the registration statement filed by the Company with the Securities and Exchange Commission on Form S-1 (File No. 333-297771) (the “Rights Offering Registration Statement”), and/or (ii) that certain Commitment and Backstop Agreement dated as of July 28, 2026 as may be amended from time to time (the “Backstop Agreement”), by and among the Company, SoftVest, L.P., a Delaware partnership (“SoftVest”), Horizon Kinetics Asset Management LLC, a Delaware limited liability company, on behalf of itself and its affiliated companies (collectively, “Horizon Kinetics”), Blackbeard Security and Greybeard. In addition, in connection with the Closings, the Company, SoftVest, Blackbeard Security and Greybeard will enter into a Shareholders’ Agreement substantially in the form attached as an exhibit to the Combination Agreement (the “Shareholders’ Agreement,” and together with the Backstop Agreement, the “Related Documents”), each as further described in a registration statement on Form S-4 (File No. 333-297770) filed by the Company with the Securities and Exchange Commission (including the proxy statement/prospectus forming a part thereof, the “Transactions Registration Statement” and together with the Rights Offering Registration Statement, the “Registration Statements”).Terms used and not defined in this opinion have the meaning ascribed to them in the Transactions Registration Statement.

In rendering our opinion, we have examined and relied upon, with your consent: (i) the Combination Agreement; (ii) the Rights Offering, (iii) the Related Documents; (iv) the Registration Statements; (v) the statements and representations made in the representation letters provided by the Company, Blackbeard Security, and Greybeard dated as of the date hereof (the “Representation Letters”); and (vi) such other documents and corporate records or public filings filed with the SEC as we have deemed necessary or appropriate for this opinion.

In our examination and in rendering the opinion expressed below, we have assumed, with your consent, that: (i) all signatures are genuine, all natural persons have legal capacity, all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, and all documents have been duly authorized, executed and delivered by the parties thereto; (ii) each unexecuted document we have examined and relied upon by us will be executed in a form substantially similar in all material respects to the latest draft reviewed by us; (iii) all representations and statements set forth in the Representation Letters, the Combination Agreement, the Rights Offering, and the Related Documents are true, correct and complete as of the date hereof and will remain true, correct and complete at all relevant times up to and including the applicable effective times; (iv) any representation or statement in the Representation Letters, the Combination Agreement, the Rights Offering, or the Related Documents qualified by knowledge, belief, materiality or any similar qualification is true, correct and complete without such qualification; (v) all events described in such documents that are expected, planned or intended to occur or not occur will in fact occur or not occur, as applicable; (vi) all obligations imposed on any party by any such document will be performed or satisfied in accordance with their terms; and (vii) PBT is a grantor trust for U.S. federal income tax purposes.

October 8, 2026

Our opinion is based on statutory, regulatory, and judicial authority existing as of the date hereof, any of which may be changed at any time with retroactive effect. A change in applicable law may affect our opinion. In addition, our opinion is based solely on the documents that we have examined and the facts and assumptions set forth above. Any variation or difference in such documents or inaccuracies of such assumptions may affect our opinion. Our opinion cannot be relied upon if any of our assumptions are inaccurate in any material respect. We assume no responsibility to inform you of any subsequent changes in the matters stated or represented in the documents described above or assumed herein or in statutory, regulatory and judicial authority and interpretations thereof. Our opinion is not binding upon the IRS or any court, and there is no assurance that the IRS or a court will not take a contrary position. We express our opinion only as to those matters specifically addressed herein, and no opinion has been expressed or should be inferred as to the tax consequences of the Transactions under any state, local or foreign laws or with respect to other areas of U.S. federal taxation.

Based upon and subject to the foregoing and to the assumptions and limitations set forth herein and in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Business Combination”, it is the opinion of Paul Hastings LLP that (1) the contribution by the Trust of its assets to the Company and receipt of Class A Shares by the Unitholders pursuant to the Business Combination, together with certain other transactions occurring as part of the Business Combination, the exercise of any Subscription Rights and the purchase of Class A Shares pursuant to the Blackbeard and the Greybeard Subscription and the Backstop Agreement (if applicable) will qualify as a contribution governed by Section 351(a) of the Code and (2) the discussion contained in the Registration Statement under the caption “The Business Combination—Material U.S. Federal Income Tax Consequences of the Business Combination,” insofar as it presents legal conclusions with respect to matters of U.S. federal income tax law is accurate in all material respects.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Transactions Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Paul Hastings LLP